[English Translation]	Exhibit (10)(bn)

FORTIS

General credit conditions of Fortis Bank (Nederland) N. V.

These General Credit Conditions of Fortis Bank (Nederland) N.V. consist of:
1.	Definitions
2.	General provisions
3.	Provisions applicable to Credit Facilities
4.	Provisions applicable to Loans
5.	Provisions applicable to the furnishing of security

(Version dated March 2007)

This is a translation of the Dutch text of the General Credit Conditions of Fortis Bank (Nederland) N.V.. In the event of any discrepancy between the English and Dutch texts, the Dutch text of the General Credit Conditions shall prevail.

1.         Definitions:
In these general credit conditions the following definitions apply:

1.1.      General Conditions:
The General Conditions a copy of which was filed by the Netherlands Bankers'  Association at the registry of the District Court of Amsterdam on 22 December 1995;

1.2.      General Credit Conditions:
These General Credit Conditions of Fortis Bank (Nederland) N.V.;

1.3.      Bank:
Fortis Bank (Nederland) N.V.;

1.4.      Plant and Equipment:
Goods pledged or yet to be pledged by the Pledgor to the Bank and forming part of its plant and equipment in the broadest sense of the word, as described in the Deed of Pledge;

1.5.      Depositary Receipts:
The depositary receipts for shares pledged or yet to be pledged by the Pledgor to the bank, as described in the Deed of Pledge;

1.6.      Client:
The natural or legal person or persons, both together and individually, who have entered into a Credit Agreement with the Bank;

1.7.      Credit Facility:
Overdraft facilities, contingent liability facilities, credits against securities, multipurpose facilities and all other forms of credit, with the exception of Loans, granted or yet to be granted by the Bank to the Client;

1.8.      Credit Agreement:
An agreement in effect between the Client and the Bank, whether or not in the form of a credit offer letter from the Bank to the Client and accepted by the Client, in which a Credit Facility or Loan has been or is made available and in which the General Credit Conditions are declared applicable:

1.9.      Credit Documentation:
The Credit Agreement, a Deed of Pledge and any other written document in which agreements between the Bank and the Client in relation to the Credit Facility and/or the Loan have been or are recorded;

1.10.     Loan:
Fixed interest loans, roll-over loans and revolving loan facilities from the Bank to the Client;

1.11.     Deed of Pledge:
Each notarial deed or private deed concluded by the Bank in which the Pledgor pledges or undertakes to pledge Goods, Receivables, Depositary Receipts and or Rights to the Bank, and in which the General Credit Conditions have been declared applicable;

1.12.     Pledgor:
The Client or a third party who has granted a pledge for the Client to the Bank;

1.13.     Pledge Lists:
The documents referred to in article 5.4.9;

1.14.     Rights:
Specific rights pledged or yet to be pledged by the Pledgor to the Bank, including copyrights, patents, trademark rights and trade names, as specified in the Deed of Pledge;

1.15.    Secured Obligations:
Any and all claims that the Bank has or will have against the Client and the Pledgor (both together and individually) on any grounds whatsoever;

1.16.    Stack:
Goods pledged or yet to be pledged by the Pledgor to the Bank and forming part of its stock-in-trade in the broadest sense of the word, as described in the Deed Of Pledge;

1.17.    Receivables:
Claims/receivables pledged or yet to be pledged by the Pledgor to the Bank as described in the Deed of Pledge and those which the Pledgor may have at any time against third parties as evidenced by the records kept by the Pledgor;

1.18.    Goods:
The movable assets pledged or yet to be pledged by the Pledgor to the Bank as described in the Deed of Pledge:

1.19.    Borrowing Base:
In so far as applicable, the aggregate of the base limit included in the Credit Agreement and the net advance financing value of trade receivables and stock-in-trade available for advance financing, for which purpose the advance financing values will be determined by the Bank on the basis of the advance financing rates agreed with the Client.

2.         General provisions

2.1.      Applicability:
The General Credit Conditions are applicable to and form part of all Credit Documentation and other agreements in which the General Credit Conditions are declared applicable. In so far as the provisions of the General Credit Conditions differ from the provisions in the Credit Documentation or the provisions of other agreements concerned, the provisions of the Credit Documentation or other agreements shall prevail.

2.2.      Banking business:
The Client shall transact as much of its banking business as possible through the Bank

2.3.      Use:
The Client shall not use the Credit Facility and/or the Loan to earn additional interest income by means of transactions which cannot be deemed to be part of its normal business.

2.4.      Annual report:
If the Client runs a business, it shall supply the Bank each year with a copy of its annual report (including the explanatory notes) after the report has been prepared, but in any event within six months after the end of the financial year; the report shall bear a positive auditor's statement.

2.5.      Criteria for financial ratios:
The criteria for the financial ratios included in the Credit Documentation have been determined on the basis of generally accepted accounting principles which are now applicable to the Client. If these rules are changed at any time or other rules are used (on the basis of international developments such as the introduction of international Financial Reporting Standards IFRS) that would cause the outcome of these ratios to change (if circumstances otherwise remain the same), the Client shall be obliged to notify the Bank immediately about the nature and consequences of the changed rules. The Client shall for this purpose supply the Bank with a comparison to the ratios as calculated on the basis of the current rules for financial reporting with the ratios as calculated on the basis of the new rules. In this case the Bank shall have the right to redefine the criteria for – or the manner of calculation of – the said financial ratios. Before doing so, the Bank shall consult with the Client in order to give the Client the opportunity to make known its views on the new criteria to the Bank.

2.6.      Tax return:
If the Client is a natural person, the Client shall supply the Bank with a copy of its income tax return every year after the return has been prepared, but in any event no later than six months after the end of the year of assessment.

2.7.       Insurance:
The Client and the Pledgor shall ensure that all their movable and immovable assets are and remain properly insured at all times against the usual risks in the business of the Client or the Pledgor (including the risk of consequential loss). The Client and the Pledgor shall be obliged to hand over for safekeeping to the Bank - at its first request - the insurance policies and proof of payment of the premiums. If the Client or the Pledgor fails to perform the Obligation of having satisfactory insurance, the Bank may take out or maintain (additional) insurance for the movable and immovable assets at the expense of the Client or the Pledgor.

The Bank shall be entitled at all times to inform the insurance company of the pledge in favour of the Bank.

2.8.      Joint and several liability:
If the Client consists of more than one natural or legal person, each Client shall be jointly and severally liable for everything which the Bank is or will be entitled to claim from the Client on any grounds whatsoever. By signing the Credit Agreement each Client subordinates in favour of the Bank all present and future claims which it may have by way of recourse and/or subrogation against that other Client to all present and/or future claims which the Bank has against such other Client on any grounds whatsoever, as a result of which the Client cannot enforce its claims against the other Client as long as the Bank has any claim against that Client. By signing the Credit Agreement, each Client pledges to the Bank all its present and future Receivables against another Client by way of recourse and/or subrogation and hereby declares that it is entitled to create such pledge. Notice of this pledge is hereby given to each Client. By signing the Credit Agreement the Client also undertakes to grant such a pledge by private deed to the Bank at its first request. If the Bank has released a Client from such joint and several liability or makes some arrangement with the Client, whether or not in full and final settlement, this shall occur only subject to the reservation that the other Clients remain fully jointly and severally liable for the entirety of the claim of the Bank. The share of the Client discharged from joint and several liability may not be deducted by the other Clients from their joint and several liability.

2.9.       Provision of security for third parties:
Without the prior written consent of the Bank, the Client shall not grant any real or personal security to third parties as long as it owes any amount to the Bank on any grounds whatsoever or may owe any amount to the Bank under any Credit Facility and/or Loan (negative pledge).

2.10.     Taxes and costs:
All taxes other than on profit and other fees which are levied or charged at any time on the amounts that the Client owes to the Bank, and all costs that the Bank bears as a result of its relationship with the Client (whether or not as a consequence of court proceedings) and costs that the Bank reasonably incurs in entering into the Credit Agreement and preparing the Credit Documentation and exercising its rights thereunder – including without limitation the costs of collection of debts, costs of experts and costs of litigation - shall be borne by the Client. The costs of legal assistance incurred in proceedings before a court or dispute resolution committee in respect of a dispute between the Client and the Bank shall be borne by the Client or, as the case may be, by the Bank if and in so far as this is determined in the judgment of the court or the ruling of the dispute resolution committee. The costs which the Bank must incur (whether or not as a consequence of court proceedings) if the Bank becomes involved in proceedings or disputes between the Client and a third party shall be borne by the Client.

If statutory provisions and rules or guidelines, whether or not having the force of law, (including measures, instructions or guidelines of any central bank), for example those relating to solvency, liquidity and other reserves, are amended or introduced, or the interpretation or application thereof is changed, thereby causing: (i) a reduction in the return on the Bank's capital, in so far as this relates to the Credit Documentation or the amounts received or yet to be received by it pursuant to the Credit Documentation, (ii) the imposition on the Bank of any obligation in connection with the conclusion or performance of its obligations under the Credit Documentation and/or (iii) an increase in the costs – or the imposition of additional costs – in connection with the provision, continuation or funding of the Credit Facility and/or the Loan, the Client shall, at the first request of the Bank, pay such an amount to the Bank as is necessary according to the written statement of the Bank in order to indemnify it in respect of such reduction or obligation or in respect of the imposition of or increase in costs.

All costs connected with the establishment of pledges and all other costs that may be incurred at any time in connection with the matters agreed in the Credit Documentation, such as the costs of all judicial and extrajudicial acts and assistance which the Bank may consider necessary in order to enforce and exercise its rights under the Deed of Pledge, shall be borne by the Pledgor and the Client, who are jointly and severally bound to pay these costs, The Bank shall be entitled, as soon as it so wishes, to pay the above-mentioned costs for the account of the Pledgor.

2.11.     Information:
The Client shall, either at the first demand of the Bank or on its own initiative, supply the Bank with all information and data about its business which could be of importance to the Bank and shall allow the Bank and experts appointed by the Bank to inspect its books and related documents at any time. The related costs and costs connected with extra work shall be borne by the Client. The Client shall also inform the Bank in good time about special developments in its business. If the Client becomes aware that it is unable to fulfill the obligations and/or conditions laid down in the Credit Documentation or if a default occurs or is likely to occur, the Client shall notify the Bank of this as quickly as possible.

The Pledgor shall always immediately notify the Bank of any circumstances or acts that could be of importance in relation to the Goods, Receivables, Rights or Depositary Receipts, such as:
-	the filing with the court of a petition for the bankruptcy of the debtor against whom a Receivable lies;
-	a request for the granting a moratorium on the payment of debts to the debtor against whom a Receivable lies;
-	a notification of the inability of the debtor against whom a Receivable lies to pay tax debts and/or social security contributions and/or contributions to an occupational pension fund;
-	an infringement by a third party of one or more of the Rights.

2.12.    Representations:
By signing the Credit Documentation, the Client represents and warrants:
-	that it possesses all the consents and authorizations necessary for the conclusion, legal validity, performance and enforceability of the Credit Documentation;
-
that there are no pending civil, administrative or criminal proceedings or arbitration in which it is involved and which can reasonably be expected to have a material adverse effect on its business, assets or financial position and that in so far as it is aware no such proceedings or arbitration are expected;

-	that it is not in default under any contract or any obligation to pay any amount of money under a credit or loan.

2.13.     Information to third parties:
The Client agrees that the Bank may inform a Pledgor and a third party who has acted as surety and/or guarantor for the Client or who has in some other way acted in support of the Client, about the financial position of the Client and about everything which may be of importance to the Pledgor and the relevant third party connection with the Credit Facility and/or the Loan.

2.14.     Transfer of contract:
The Bank shall be entitled to transfer its contractual relationship with the Client, by means of a deed of transfer, wholly or partly to another financial institution or, in the context of securitization, to a special-purpose company. By signing the Credit Documentation the Client gives its consent in advance to the transfer of contract. Where appropriate, the Bank shall notify the Client of a transfer of contract, either before or after it takes place.

2.15.     No waiver of rights:
If the Bank fails at any time to require performance of any obligation to which the Client is subject or fails to exercise any power to which it is entitled, this shall not mean that the Bank waives its right to claim performance of the obligation or to exercise the right concerned.

2.16.     Changes:
The Credit Documentation may be changed only by a written communication by the Bank to the Client or the Pledgor, or by a written agreement between the Bank and the Client or the Pledgor.

2.17.    Statement of address by the Client:
The Client shall inform the Bank of the address to which the documents intended for it should be sent. The Client shall give written notice of any change of address.

2.18.     Address for service:
To provide for the eventuality that the Client does not at any time have an address or place of abode known to the Bank in a municipality in The Netherlands, the Client hereby chooses as its address for service the office of the Bank at Blaak 555, Rotterdam, the Netherlands, where all papers, notifications, writs and other documents intended for it will be delivered or served by the Bank.

2.19.     Involvement of third parties:
In executing the instructions of the Client and in performing other agreements with the Client, the Bank shall be entitled to use the services of third parties and to hand over goods and/or negotiable instruments of the Client to third parties for custody in the name of the Bank. The Bank shall exercise due care in selecting such third parties. If the Bank proves that it has exercised due care in making its selection, it shall not be liable for shortcomings by such third parties.

2.20.    Bank or third parties as counterparty:
In executing instructions for the purchase and sale of goods and/or negotiable instruments the Bank shall be entitled at its discretion to deal with itself or with third parties as counterparty.

2.21.    Risk of Dispatches:
If the Bank dispatches monies or securities to the Client or to third parties on the instructions of the Client, such dispatch shall be at the Bank's risk. If the Bank dispatches other goods and/or negotiable instruments to the Client or to third parties on the instructions of the Client, such dispatch shall be at the Client's risk.

2.22.     Instructions etc. intended for more than one branch:
Instructions, statements and communications of the Client to the Bank shall be addressed separately to each of the branches of the Bank for which the instructions, statements and communications concerned are intended, unless the Bank has expressly designated a different address. If written instructions, statements and communications are intended for a branch of the Bank – expressly specified by the Client – other than the branch which receives them, the latter shall arrange for them to be forwarded to the correct branch.

2.23.    Changes in the power to represent the Client:
if the Client has granted a power of representation to any person, it shall be obliged. Irrespective of whether it is entered in the public registers, to notify the Bank in writing of any change in or withdrawal of such power, failing which the change or withdrawal may not be invoked as an argument against the Bank.

2.24.    Use of forms:
The Client shall ensure that instructions, statements and communications to the Bank are clear and contain the correct data. The Bank shall carry out instructions for fund transfers on the basis of the account number quoted by the Client and shall not be obliged to verify the correctness of the data specified in the instructions. Forms should be completed in full by the Client. Other information carriers or means of communication approved by the Bank shall be used by the Client in accordance with the instructions of the Bank. The Bank shall be entitled not to carry out instructions if the Client for this purpose does not use the forms adopted or approved by the Bank or other information carriers or means of communication approved by the Bank. The Bank may require that communications be made in a particular form.

2.25.     Evidential value of bank records:
An extract from the Bank's records signed by the Bank shall serve as complete proof vis-à-vis the Client, subject to evidence to the contrary provided by the Client.

2.26.    Verification of bank documents:
It the Bank discovers that it has made an error or mistake in confirmations, bank statements, advice notes or other statements to the Client, the Bank shall be obliged to notify the Client of this as soon as possible. The Client shall be obliged to verify immediately after receipt the confirmations, bank statements, advice notes or other statements sent to it by the Bank. The Client shall also verify whether the instructions given by it or on its behalf nave been correctly and fully executed by the Bank. If it discovers anything to be incorrect or incomplete, the Client shall notify the Bank of this as soon as possible. In the cases referred to above the Bank shall be obliged to rectify its errors and mistakes.

2.27.    Approval of bank documents:
If the Client has not disputed the content of confirmations, bank statements, advice notes or other statements of the Bank to the Client within twelve months of the date on which it may reasonably be assumed that the documents reached the Client, the content of such documents shall be deemed to have been approved by the Client. If calculation errors occur in such documents the Bank shall be authorized and obliged to correct such errors even after the said period of twelve months has expired.

2.28.     Loss etc. of forms:
The Client shall carefully keep and treat the forms, information carriers and means of communication made available to it by the Bank. If the Client discovers any irregularity such as loss, theft or misuse of such forms, information carriers or means of communication, it shall immediately inform the Bank of this. Until the moment when the Bank receives this communication, the consequences of the use of such forms, information carriers or means of communication shall be for the account and risk of the Client, unless the Client shows that the blame can be imputed to the Bank. Thereafter the consequences shall be for the account and risk of the Bank, unless the Bank proofs that intent or gross negligence can be imputed to the Client. A communication concerning any irregularity shall be confirmed in writing by the Client to the Bank. If the relationship between the Client and the Bank has been terminated, the Client shall be obliged to return to the Bank any unused forms and any other information carriers and means of communication that have been made available to it by the Bank.

2.29.    Crediting and debiting of interest:
The Bank shall credit or debit the current interest to the account of the Client at points of time determined by the Bank, but at least once a year. If the date on which the current interest is credited to the said account does not coincide with the date on which the current interest is debited to that account, the Bank shall notify the Client of this in writing.

2.30.    Commissions and fees:
The Bank shall be entitled to charge commissions and fees to the Client for its services. If the amount of the commissions and fees has not been agreed in advance between the Client and the Bank, the Bank shall charge its usual commissions and fees. The Bank shall ensure that information about this is in any event available at its branches.

2.31.    Crediting subject to reservation:
Each credit entry shall be made subject to the reservation that if the Bank has not yet received the counter-value for such entry, such counter-value will timely and duly come into its possession. Failing this, the Bank shall be entitled to reverse the credit entry. If the Client's euro account has been credited on account of documents denominated in a foreign currency or on account of other items which, as far as the euro equivalent is concerned, are subject to fluctuations in value, the reversal shall be effected by making a debit entry up to the amount for which the Client could have acquired such foreign currency or such items on the day of the reversal.

2.32.     Lien:
The Bank shall have a lien on all goods, documents of title and securities which are in possession or will come into the possession of the Bank or a third party on the Bank's behalf from or for the benefit of the Client on any account whatsoever and on all shares forming part of a collective deposit within the meaning of the Securities Giro Administration and Transfer Act ("Wet giraal effectenverkeer") which are in the possession or will come into the possession of the Bank, as security for all and any present and future debts owing by the Client to the Bank on any account whatsoever. In its capacity as the Client's attorney the Bank is authorized to pledge all present and future debts owing by the Bank to the Client on any account whatsoever to the Bank itself as security for all and any present or future debts receivable by the Bank from the Client on any account whatsoever.

2.33.     Right of set-off:
The Bank shall at all times be entitled to set off all and any debts receivable by the Bank from the Client, whether or not due and payable and whether or not contingent, against any debts owed by the Bank to the Client, whether or not due and payable, regardless of the currency in which such debts are denominated. Debts in foreign currency shall be set-off at the exchange rate on the day of set-off. The Bank shall, if possible, inform the Client in advance that it will exercise its right of set-off.
The provisions of the General Conditions relating to the right of set-off shall not apply.

2.34.     Provision of security towards the Bank:
The Client Shall be obliged, on request, to provide sufficient security for the performance of its existing obligations to the Bank. If the security that has been provided has become insufficient, the Client shall be obliged, on request, to supplement or replace such security. A request as referred to above shall be made in writing and shall specify the reason for the request. The amount of the requested security shall be in a reasonable proportion to the relevant obligations of the Client.
In addition to the obligation to provide security for the performance of its existing obligations to the Bank, the Client shall be obliged at all times to provide sufficient security for the performance of its obligations under any new or additional Credit Facility and any new or additional Loan if requested.

2.35.     Provision of Loan/Credit Facility:
After all conditions precedent specified in the Credit Documentation have been fulfilled (including the provision of security, if this has been agreed) to its satisfaction, the Bank shall provide the Loan and/or the Credit Facility to the Client.

2.36.     Termination of the relationship:
The relationship between the Client and the Bank may be terminated both by the Client and by the Bank. If the Bank terminates the relationship, it shall inform the Client, at request, of the reason for the termination. After termination of the relationship the individual agreements between the Client and the Bank shall be wound up as soon as possible accordance with the terms applicable to them. If the relationship is terminated and the Loan and/or the Credit Facility is terminated or demanded, the General Credit Conditions shall remain in force as long as the Client has not fulfilled its obligations to the Bank in any respect whatsoever.

2.37.     Default:
Without prejudice to the right of the Bank to terminate the Credit Facility forthwith in accordance with Article 3.5, the amounts owed under the Credit Facility and the Loan and the other amounts owed by the Client to the Bank in this respect shall be due and payable without prior notice of default – and the Client shall consequently be in default vis-à-vis the Bank and the Bank shall be entitled to demand that the subject of the security granted to the Bank are immediately transferred to its control or that of a third party – in the following cases:

-
If the Client and/or the Pledgor fails to perform one or more of the obligations entered into in respect of the Credit Documentation, the obligations specified in these General Credit Conditions, or any other obligation on any grounds whatsoever in relation to the Bank;

-
if the Bank has grounds for fearing that the Client and/or the Pledgor will fail to perform one or more of  the obligations entered into in respect of the Credit Documentation, the obligations specified in these General Credit Conditions, or any other obligation on any grounds whatsoever in relation to the Bank;

-	if a request for a moratorium on the payment of debts is submitted by the Client and/or the Pledgor or if the Client and/or the Pledgor is/are granted a provisional moratorium on the payment of debts;
-	if a petition is filed for the bankruptcy of the Client and/or the Pledgor or if the Client and/or the Pledgor is/are declared bankrupt;
-	if the goods of the Client and/or the Pledgor are seized pending judgment or by way of execution and the seizure is not lifted within four weeks;
-
if the legal form of any of the Client and/or the Pledgor is changed or if any of the Client and/or the Pledgor, being a legal person, ceases to exist or is liquidated, or if any of the Client and/or the Pledgor terminates its business wholly or partly or such business ceases trading wholly or partly;
-
if it appears that any of the information provided by or any of the representations made by the Client and/or the Pledgor, when entering into the Credit Documentation, was inaccurate or incorrect and the Bank would not have entered into the relevant agreement or would have entered into it on different terms if it had obtained the correct information or had received the correct representations;

-
if the Client or the Pledgor, being a natural person, dies, is made the subject of a guardianship order or debt management plan, becomes legally incompetent in some other way, settles in another country, changes the matrimonial property system applicable to it, any community of property applicable to the marriage of the Client or the Pledgor is dissolved, or the assets of the Client or the Pledgor are put under administration;

-	if the business (or part at the business) of the Client and/or the Pledgor or control of the business of the Client and/or the Pledgor is transferred, without the prior consent of the Bank;
-	if the relationship between the Client and the Bank is terminated;
-	if the nature of the business of the Client and/or the Pledgor undergoes a material change after the date of the Credit Documentation, without the prior written approval of the Bank
-
if the Client and/or the Pledgor fails to perform any of its/their obligations towards third parties, or such obligations towards third parties become due and payable before their maturity for any reason whatsoever or may become due and payable forthwith on demand;

-
if any amendment is effected in the articles of association of the Client and/or the Pledgor which amendment, in the view of the Bank, has a material adverse effect on the Bank's position under the Credit Documentation;

-	if an event occurs which, in the opinion of the Bank, has a material adverse effect on:
● the (financial) condition, business, assets or other prospects of the Client; and/or
● the ability of the Client to perform its obligations on the basis of the Credit Documentation; and/or
● the validity and enforceability of the Credit Documentation or of any right of the Bank on the basis thereof.

The Client and the Pledgor undertake to notify the Bank forthwith if one of the above-mentioned circumstances – or any other circumstance that may be of importance to the Bank in connection with the enforcement of its rights under the Credit Documentation – occurs.

2.38.    Extra fee:
lf interest and/or repayments (or early repayments) and/or other amounts owed are not paid in due time, the Client shall owe the Bank an extra fee, due and payable forthwith, amounting to one percent per month of the amount not paid to the Bank in time, for which purpose a part of a month shall be treated as a full month. This extra fee shall not take the place of compensation payable by law. The Bank may claim performance of the payment of this extra fee even if the late payment cannot be attributed to the Client.

2.39.     Liability of the Bank:
The Bank shall be liable if a failure in the performance of an obligation owed to the Client is attributable to its fault or if such fault is its responsibility by law, under a legal act or according to generally accepted practice.

In so far as this is not already provided for by law, the Bank shall in any event not be liable if a failure on the part of the Bank is a consequence of:
-	international conflicts;
-	acts involving the use of force or weapons;
-	measures of any Dutch, foreign or international government body;
-	measures of a regulatory authority;
-	boycotts;
-	labour disturbances affecting third parties or among the Bank's own staff;
-	power cuts or disruptions in communications or hardware of software of the Bank or third parties.

If a circumstance as referred to in the previous paragraph occurs, the Bank shall take such measures as can reasonably be expected of it in order to minimize the adverse consequences for the Client.

2.40.    General Conditions:
In so far as not provided otherwise in the General Credit Conditions, the provisions   the General Conditions used by the Bank (which provisions are deemed to be repeated and incorporated herein) shall apply to the legal relationship between the Bank and the Client.

2.41.     Applicable law and competent court:
Relations between the Client and the Bank shall be governed by Dutch law. Disputes between the Client and the Bank shall be submitted to the competent Dutch court, unless legislation or international treaties contain mandatory provisions that provide otherwise. If the Bank acts as plaintiff, it shall be entitled, notwithstanding the above provisions, to bring proceedings before the foreign court having jurisdiction over the Client. If the Client acts as plaintiff, it shall be entitled, notwithstanding the above provisions, to submit proceedings, within the limits of the relevant regulations, before the dispute and complaint committees whose jurisdiction has been accepted by the Bank. The above shall apply mutatis mutandis to the legal relations between the Bank and the Pledgor.

3.         Provisions applicable to Credit Facilities

3.1.       Interest and commission:
On debit balances related to a Credit Facility – other than a contingent liability facility – denominated in euro the Bank shall charge interest consisting of the aggregate of the base rate or other interest rate as agreed in the Credit Documentation and an individual surcharge as specified in the Credit Agreement. A change in the base rate of interest charged by the Bank shall be published by the Bank in a national daily newspaper. On debit balances denominated in foreign currency the Bank shall charge such interest as it may determine. For the purpose of calculating interest on debit balances, a month shall be deemed to have the actual number of days and the year to have 360 days.

3.2.       Imputation:
Payment of a sum of money owed by the Client to the Bank shall be set off firstly against the costs, thereafter against the interest owed and finally against the principal and current interest. If the Bank recovers a claim against the Client from the proceeds of the exercise of the security rights granted to the Bank, the imputation scheme referred to in the Article 5.7.8 below shall apply.

3.3.      Excess of the limit:
The Client shall owe to the Bank a fee in an amount to be determined by the Bank on the amount by which its debit balance exceeds the overdraft limit or, if lower, the Borrowing Base, without prejudice to the other rights which the Bank has where the overdraft limit or Borrowing Base is exceeded.

3.4.      Entry of debit interest and commission:
The debit interest and commissions owed by the Client to the Bank shall be charged to the Client by debiting a current account designated by the Bank in the name of the Client. Debit interest shall be charged once a quarter in arrear, and the commission shall be debited at such times as the Bank specifies.

3.5.      Revocation:
Both the Bank and the Client shall have the right to terminate a Credit Facility with immediate effect, as a result of which the Client will no longer be entitled to use any undrawn part of the Credit Facility. After revocation the Client shall remain obligated to provide security for the performance of its obligations until everything owed by the Client to the Bank has been paid.  In addition, the Client shall be obligated to pay the outstanding balance to the Bank within such period as the Bank specifies. If the Bank does not specify any period for payment of the outstanding balance, the Client shall clear the balance forthwith.

3.6.      Interest compensation:
If agreed in the Credit Agreement, the Bank shall apply interest compensation. until further notice, in respect of the current accounts in the same currency in the name of companies which belong to the Client's group and form a group in an organizational and economic sense. In this context the Bank shall treat the accounts as a single consolidated account, which means that interest will be charged or paid on the consolidated debit and credit balances of the accounts.

3.7.      Interest compensation conditions:
In the context of the interest compensation the relevant companies shall pledge their credit balances, as recorded on the accounts involved in the interest compensation, to the Bank as security for all present and future claims of the Bank against these companies.

3.8.      Balance compensation:
If agreed in the Credit Agreement the Bank shall apply balance compensation, until further notice, in respect of the current accounts in the name of companies that belong to the Client's group and form a group in an organizational and economic sense.

3.9.      Conditions for balance compensation:
In the context of the balance compensation the relevant companies shall pledge their credit balances, as recorded on the accounts involved in the balance compensation, to the Bank as security for all present and future claims of the Bank against these companies.

4.         Provisions applicable to Loans

4.1.      Interest review:
If no agreement can be reached about the interest rate on the agreed date on which the interest is to be adjusted, the Client shall – notwithstanding the following provisions – be entitled to make early repayment of a fixed interest loan in its entirety on the date of this interest review or, as the case may be, the last interest review, provided that the Client gives the Bank five working days' notice in writing of its intention to make repayment. In the event of early repayment in full of a fixed interest loan after an interest review, the Client shall not owe any extra interest as referred to in Article 4.3. The above mentioned right to early repayment shall not apply if a specific reference rate of interest has been agreed between the Bank and the Client, as for example (but not limited to) LIBOR or EURIBOR.

4.2.      Calculation of interest:
For the purpose of calculating interest or extra interest, a month shall be deemed to have the actual number of days and a year to have 360 days.

4.3.      Early repayment:
Early repayments of the Loan, in whole or in part, are possible only with the Bank's prior written consent to the Client. The Bank shall be entitled to attach conditions to such consent. In the event of early repayment of a fixed interest loan, the Client shall be obliged to pay additional interest equal to the cash value of the agreed interest on the repaid amount, calculated over the remaining term of the fixed-interest period of the fixed interest loan, less the cash value of the interest that the Bank would receive by lending the amount of the early repayment for such remaining term on the interbank market. In the case of a rollover loan or a revolving loan, early repayment shall be possible only on the last day of a fixed-interest period, and the Client shall be obliged to pay additional interest equal to the cash value of the interest margin which the Client would have paid the Bank during the remaining term of the roll-over loan or a revolving loan if the early repayment had not taken place.

In the event of default the provisions on early repayment shall apply mutatis mutandis unless the Bank allows the Loan to continue, in which case the extra fee referred to above in Article 2.38 will be owed.

4.4.       Payments:
The Client shall pay all amounts due under the Loan, without costs for the Bank and without any deduction or set-off, in the currency of the Loan, The payments shall be set off first of all against the costs, thereafter against the interest due and payable, the additional interest that is owed and extra fees, thereafter against the principal, and finally against the current interest, regardless of any indication to the contrary when the payments are made. The payments shall be remitted to an account designated by the Bank and in such manner that the Bank has the relevant amounts at its disposal on the due dates.

4.5.      Deposit:
If it has been agreed that the Bank will hold the amount of the Loan, in whole or in part, on deposit, the Bank shall make payments from such deposit only after it has been proved to the satisfaction of the Bank that the value of the security financed with the Loan has increased proportionally as a result of building, refurbishment or finishing work.  Any costs of a valuation incurred in connection therewith shall be borne by the Client. Interest equal to the interest rate charged for the Loan shall be paid – on a day-by-day basis – on the deposit during a maximum term of six months (or such longer or shorter period as is agreed in writing between the Bank and the Client) after the opening of the deposit. If the deposit has not been drawn in full by the end of this period, interest shall be paid on the residual amount for a period of six months at a rate based on the interest rate applicable to the Loan less 1%. Thereafter the Bank shall no longer pay any interest on the deposit. Interest on the deposit shall be paid at the same time as at which the interest is charged on the Loan. The balance of the account on which the deposit is kept is pledged to the Bank for all claims that the Bank has or will have against the Client on any grounds whatsoever.

5.         Provisions applicable to security

5.1.      The Goods are pledged subject to the following provisions:

5.1.1.   Authority:
The Pledgor declares that it is entitled to pledge the Goods and that the Goods are not subject to any limited rights (encumbrances), with the exception of Goods that have already been pledged to the Bank or that have been pledged to third parties with the prior written consent of the Bank.

5.1.2.   New goods:
The pledge includes all goods that are acquired by the Pledgor to supplement, replace or increase the Goods or for any other reason (the term 'Goods' in the Deed of Pledge also includes all new goods as referred to above). The Pledgor declares that it has not transferred and will not transfer the Goods to another party, and that it has not and will not grant a limited right on the said Goods in favour of another party.

5.1.3.   Storage and maintenance:
The Pledgor shall store, keep and maintain the Goods properly. All ordinary and extraordinary costs incurred in storing, keeping and maintaining the Goods shall be borne by the Pledgor.

5.1.4.   Specification:
If the Bank requires a further specification of the Goods at any time, the Pledgor undertakes to supply the Bank with a detailed specification of the Goods on the forms supplied to it by the Bank for such purpose. If Goods are not mentioned on the above-mentioned specification or such a specification is lacking, this cannot serve as proof that the Goods have not been pledged to the Bank,

5.1.5.    Inspection:
The Pledgor hereby grants to the Bank or its authorized representatives the right at all times to satisfy itself/themselves as to the existence of the Goods and to examine their condition and to enter the places and buildings where the Goods are located or are assumed to be located.

5.1.6.    Different method of sale:
After the Bank has become entitled to sell, the Bank and the Pledgor can agree on a different method of sale. Only the Bank can request the president of the district court to provide that the Goods will be sold other than at a public auction.

5.2.        The following specific provisions apply to the pledge of the Plant and Equipment:

5.2.1.    Use:
The Pledgor may continue to use the Plant and Equipment in accordance with its nature and or permitted use until the Bank withdraws its consent.

5.2.2.    Use by third parties:
Without the written prior consent of the Bank the Pledgor may not allow all or part of the Plant and Equipment to be used by third parties on any grounds whatsoever, unless the Bank is aware that the use of the Plant and Equipment is occurring in the normal course of business of the Pledgor (for example by way of hire or lease).

5.2.3.    Prohibition on disposal:
Without the prior written consent of the Bank the Pledgor may not wholly or partly dispose of the Plant and Equipment or establish limited right on it for the benefit of third parties.

5.2.4.    Link with mortgage:
The Plant or Equipment which is, by common consent, intended to serve a specific item of immovable property and is recognizable as such due to Its form, or the Plant or Equipment intended to be used in carrying on a business in a factory or workplace specifically set up for this purpose, is pledged to the Bank in accordance with the Deed of Pledge for a claim of the Bank which is also secured by a mortgage on the said immovable property, factory or workplace or on a limited riqht to which it is subject, the Bank shall be entitled to enforce the pledge and the mortgage together in accordance with the rules relating to mortgages.

5.3.      The following specific provisions shall apply to the pledge of Stock:

5.3.1.   Disposal:
The Pledgor may, in the normal course of its business, sell and transfer ownership of the Stock as though they were not subject to a pledge, provided it ensures that (i) it replenishes its Stock by acquiring new Stock and (ii) the proceeds of the sale of the Stock are remitted to or deposited in one of its accounts at the Bank. The Bank may revoke this consent whenever it wishes. A sale and/or transfer of ownership to a buyer who belongs to the same group as the group of which the Pledgor forms part shall not be treated as a sale in the normal course of business of the Pledgor, unless the Bank has confirmed its agreement in writing in advance to the Pledgor

5.4.        The following provisions apply to the pledge of Receivables or the obligation to pledge Receivables:

5.4.1.   Warranties:
By signing the Deed of Pledge, the Client represents and warrants:
-
that it has the full and unencumbered right to the Receivables and that it will have the full and unencumbered right to all new Receivables if and when they arise, and that it has or will have the right to dispose of and grant a first pledge on the Receivables in favour of the Bank;

-	that no Receivables exist or will exist that have not been or, as the case may be, will not be pledged in accordance with the provisions of the Deed of Pledge;
-	that it will duly sign the forms and documents (including the Pledge Lists) to be periodically submitted to the Bank.

5.4.2.   Prohibition on disposal:
Without the prior written consent of the Bank, the Pledgor may not transfer Receivables (whether or not in advance) to others or establish a limited right on them (whether or not in advance) in favour of others without the prior written consent of the Bank.

5.4.3     Negotiable instruments:
At the first request of the Bank the Pledqor shall immediately supply the Bank with all receipts, bills of exchange, cheques or other documents, whether payable to order or to bearer (in so far as they have not been given to a first pledgee), issued or yet to be issued for the Receivables in question. If necessary, the said documents shall be issued in the name of Bank or endorsed to the Bank or to the order of the Bank.

5.4.4.   Accounting Data:
At the first request of the Bank the Pledgor shall provide the Bank with all information which is necessary and shall cooperate with the Bank in order to exercise the rights of pledge granted or yet to be granted under the Deed of Pledge.  At the first request of the Bank the Pledgor shall also enable the Bank to obtain whatever information from the Pledgor's accounts the Bank may deem necessary to exercise its pledges.

5.4.5.  Notice:
The Bank shall be entitled at all times to give notice of any pledge to the debtors under the relevant Receivables. The Deed of Pledge shall serve as a notice to the Bank or the pledge of the Receivables to the Bank. After notice of the pledge of the Receivables to the debtors, the Bank shall be solely entitled to demand performance of  the Receivables (whether or not in court proceedings) and to receive payments, unless the Bank has granted this power to the Pledgor in writing.

5.4.6.   Ancillary rights:
If the debtor fails to pay the Receivables, the Bank shall be entitled to exercise the ancillary rights relating to such Receivables, such as – but not limited to – rights of pledge and mortgage and rights under a suretyship, privileges and the power to enforce by way of execution rights in respect of the Receivables and the ancillary rights. The Pledgor shall be obliged at the first request of the Bank to provide the documents and evidence required in this respect. To the extent legally required in order to exercise these ancillary rights, the Pledgor hereby give the Bank an irrevocable power of attorney to exercise these ancillary rights.

5.4.7.   Amicable settlements:
If the Bank, after giving the debtors in question notice of the pledge of one or more Receivables, considers entering into an amicable or judicial settlement with a debtor, it shall inform the Pledgor thereof. The Pledqor may prevent the conclusion of the settlement by making payment to the Bank of the relevant Receivable or Receivables immediately after receipt of the above-mentioned notice. In the event of payment in full by the Pledgor, the pledge of the relevant Receivable or Receivables shall be extinguished.

5.4.8.   Payments:
The Pledgor shall ensure that the payments which the debtors make in respect of the pledged Receivables are made to an account kept at the Bank in the name of the Pledgor. If the Pledgor receives payment from the debtors other than by the crediting of one of the accounts of the Pledgor at the Bank, the Pledgor shall forthwith transfer the amounts received to or deposit them in one of its accounts at the Bank. The payments which the Bank receives after it has become competent to require the performance of one or more of the Receivables shall be credited to an account in the name of the Client at the Bank.

5.49.    Pledge Lists:
The pledges of Receivables shall be effected by means of the registration of the Pledge Lists, or other documents evidencing the pledge to the satisfaction of the Bank. The Bank shall be entitled at all times to require the Pledgor to make changes to this documentation. The Pledgor undertakes to draw up, update, validly sign and send the Pledge Lists and the relevant annexes to the Bank, or to a third party designated by the Bank, at least once a month and also on the Bank's first demand.

5.4.10. Credit balances:
The Pledgor is obliged – and by signing the Deed of Pledge grants the Bank as far as necessary a power of attorney for such purpose – to pledge at all times Receivables of the Pledgor against the Bank (for example credit balances and deposits) by means of notarial instruments or private instruments as additional security for the payment of the Secured Obligations.

5.5.      The following provisions apply to the pledge of Rights:

5.5.1.    Authority:
The Pledgor warrants that it has the full and unencumbered entitlement to the Rights and that it has the right to dispose of and grant a first pledge on the Rights in favour of the Bank.

5.5.2.    New Rights:
The Pledgor warrants that as soon as it acquires new Rights, including the right to use a new trade name (these new rights and new trade name are deemed to be included under the term Rights), it will immediately pledge them to the Bank by submitting to the Bank an adjusted Deed of Pledge duly signed by the Pledgor, and will also, on the Bank's first demand, immediately cooperate in full with the Bank in order to establish a first pledge on these new Rights.

5.5.3.   Prohibition on Disposal:
Without prior written consent of the Bank the Pledgor may not transfer the Rights (in advance)  to a third party and may also not grant a licence or establish a limited right on such Rights for the benefit of a third party (whether or not in advance).

5.5.4.   Registration:
The Pledgor shall ensure that immediately after the Deed of Pledge is signed a copy of me Deed of Pledge is sent to the Benelux Trademarks Register or, when appropriate, any other relevant register with the request that the pledge on the Trademarks be registered in the relevant register. The Pledgor hereby grants the Bank a power of attorney to effect, where necessary, such registration on behalf of and for the account of the Pledgor in cases where the Pledgor has failed, in the opinion of the Bank, to register the trademarks in these registers. The Pledgor shall be deemed to have complied with its obligation under this provision only when it has supplied the Bank with documentary proof of registration.

5.5.5.   Maintenance:
Each year the Pledgor shall pay the taxes and/or costs owed under the Benelux Trademarks Act and/or any other applicable legislation and also do everything that is necessary and helpful in order to maintain the rights, including arranging in good time for renewal of the registration of the Rights. The Pledgor shall immediately provide the Bank with all information that is important in this respect.
The Pledgor is not permitted to deregister the Rights without the prior written consent of the Bank.

5.5.6.    Information:
At the first request of the Bank the Pledgor shall provide the Bank with all information connected with registration of the Rights and further information relating to the Rights, as well as all particulars which the Bank requires in order to exercise its pledge. At the first request of the Bank the Pledgor shall also enable the Bank to obtain whatever information from the Pledgor's accounts as the Bank may deem necessary in order to exercise its pledge.

5.5.7.   Use:
The Pledgor shall use the Rights in a normal manner within the meaning of the Benelux Trademarks Act and other applicable legislation. In addition, the Pledgor shall ensure that the Rights do not decrease in value and shall always immediately inform the Bank if circumstances arise that could cause a decrease in the value of the Rights.

5.5.8.    Infringement:
If the Pledgor becomes aware of any use or infringement of one or more of the Rights by a third party, it shall immediately take whatever action is needed to stop such use or infringement and also give immediate notice of this to the Bank.

5.6.      The following provisions apply to the pledge of Depositary Receipts:

5.6.1.   Attached rights:
The pledge includes all rights attached to Depositary Receipts, including the right to dividends and the rights of the holder of a depositary receipt as referred to in Article 3:259 Civil Code. To the extent necessary the Pledgor hereby grants a power of attorney to the Bank to exercise such attached rights on the Pledgor's behalf. The Bank is entitled to collect payments made in respect of these rights, subject to the obligation to deduct the net amounts received from the Secured Obligations.

5.6.2.   Enforcement:
If the Client is in default under one or more of its obligations towards the Bank, the Bank may, if it deems this appropriate, sell (or cause to be sold) the Depositary Receipts or some of them, subject to observance of the provisions of the applicable articles of association and trust conditions, in order to recover the Secured Obligations from the net proceeds of the Depositary Receipts. The Bank is not obliged to give advance notice of the sale to the Client, the Pledgor or those persons who have a limited right on or who have seized the Depositary Receipts.

5.6.3.    Prohibition on disposal:
Without the prior written consent of the Bank the Pledgor may not dispose of or further encumber the Depositary Receipts. The Pledgor shall refrain from taking any action that leads or could lead to a decrease in the value of the Depositary Receipts or could complicate the enforcement of the pledge.

5.7.       In addition, the following provisions apply with regard to the pledge of Goods, Receivables, Rights and Depositary Receipts:

5.7.1.   Ranking:
The pledges of the Bank on the Goods, Receivables, Depositary Receipts and Rights shall be first in rank, unless certain Goods, Receivables, Depositary Receipts and Rights have already been pledged to a third party with the prior written consent of the Bank. If this is the case, the Bank's pledge on the relevant Goods, Receivables, Depositary Receipts and Rights shall be second in rank and the provisions of the General Credit Conditions shall be read accordingly,

5.7.2.   Rights of third parties:
If a third party wishes to exercise any right with regard to the Goods, Receivables, Depositary Receipts and Rights, the Pledgor shall immediately inform that third party about the existence of the Bank's pledge.

5.7.3.    Performance:
Despite the pledge the Pledgor itself shall remain obliged vis-à-vis third parties to perform obligations in connection with Goods, Receivables, Depositary Receipts and Rights.

5.7.4.    Eventual value of bank records:
An extract from the Bank's records signed by the Bank shall serve vis-à-vis the Client as complete proof of the existence and extent of the Secured Obligations, the proceeds of the sale of the items pledged by or pursuant to the Deed of Pledge, the use of the proceeds and the calculation of any surplus.

5.7.5.   Waiver of right of suspension:
If the Bank exercises its pledge, the Pledgor expressly waives any right it may have to suspend its own obligations towards the Bank under the Credit Documentation or to request or demand that the Bank first enforces its rights in respect of other security or first seeks recovery from one or more other group companies.

5.7.6.   Waiver of right to terminate and annul the pledge agreement:
The Pledgor waives the right to require that the pledge agreement set out in the Deed of Pledge be terminated and also waives any right to invoke Article 2:7 of the Civil Code.

5.7.7.   Power of attorney:
The Pledgor grants the Bank an irrevocable power of attorney – together with the right to appoint another authorised representative in its place – to pledge the Goods, Receivables, Rights and Depositary Receipts to the Bank on behalf of the Pledgor on the same conditions as set out in the Deed of Pledge by means of a notarial instrument or private instrument.

5.7.8.    Imputation:
The proceeds obtained by the Bank from the collection or sale of the Goods, Receivables, Rights and Depositary Receipts pursuant to its right of pledge shall be deducted from the claims of the Bank against the Client and the various components thereof in such order as the Bank may determine.

5.7.9.    Indivisibility and order of enforcement:
The Secured Obligations may be recovered in their entirety from all Goods, Receivables, Rights and Depositary Receipts in such order of enforcement as the Bank may determine,

5.7.10. Termination and limitation:
The Bank is entitled at all times to give notice terminating the pledge on one or more of the Goods, Receivables, Rights and/or Depositary Receipts or to limit such a pledge, by notice to the Pledgor, in such a way that it serves exclusively as security for the Bank's existing claims against the Client.

5.7.11.  Subrogation and right of recourse:
By signing the Deed of Pledge the Pledgor, to the extent possible, waives any an all present and future claims which it may have by way of recourse and/or subrogation, subsidiarily the Pledgor subordinates in favour of the Bank all present and future claims which it may have by way of recourse and/or subrogation to all present and/ future claims which the Bank has against the Client on any grounds whatsoever, as a result of which the Pledgor cannot enforce the claims it has by way of recourse and/or subrogation as long as the Bank has any claim against the Client.

Fortis Bank (Nederland) N.V.